A0527219

                                     2057970

                                                         FILED NEP
                                         in the office of the Secretary of State
                                                 of the State of California

                                                        JUNE 23 1999

                                                      /s/ BILL JONES
                                                BILL JONES, Secretary of State


                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

The undersigned hereby certify that:

1. They are the President and Secretary, respectively, of Virtual Stock Market, Inc., a California Corporation (the "Corporation").

2. Article I of the Articles of Incorporation of the Corporation is amended in its entirety to read as follows:

     "ARTICLE I: The name of the corporation is Online Stock Market Group."

3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the Corporation is approximately 10,356, 449. The 7,578,197 shares voting in favor of the amendment equaled or exceeded the majority vote required to approve the amendment. Common Stock. 9,003,244 Series A Preferred Stock: 1,353,205

       We further declare under penalty of perjury that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 20, 1999                 Executed in Century City, CA.

/s/ MICHAEL B. CRATTY                         /s/ MICHAEL B. CRATTY
-------------------------------------        -----------------------------------
Michael Cratty, President                     Michael Cratty, Secretary


                                                        [SEAL OF THE OFFICE OF
                                                       THE SECRETARY OF STATE]